UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

Power3 Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2007, Power3 Medical Products, Inc. (the “Company”) entered into a service agreement with The Investor Relations Group (“IRG”) for services related to the Company’s communications program, for corporate promotional materials and for communications with media, investors and industry personnel.

As compensation to IRG for services rendered, the Company shall pay to IRG a maintenance fee of $13,500.00 per month for a renewable term of 12 months, beginning July 1, 2007. Additionally, the Company agreed to issue to IRG personnel a total of 400,000 restricted shares of common stock.

Item 9.01	Financial Statements and Exhibits

( c ) Exhibits

Exhibit Number	Description

Exhibit 10.1*	Letter of Agreement between Power3 Medical Products, Inc. and The Investor Relations Group, Inc.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

Date: July 3, 2007	By:	/s/ Steven B. Rash

Steven B. Rash Chairman and CEO